Exhibit 99.1

Contacts:	Brian W. Poff	Scott Brittain
	Executive Vice President,	Corporate Communications, Inc.
	Chief Financial Officer	(615) 324-7308
	Addus HomeCare Corporation	scott.brittain@cci-ir.com
(469) 535-8200
investorrelations@addus.com

ADDUS HOMECARE COMPLETES PURCHASE OF AMBERCARE

Transaction Elevates Addus to the Leading Provider of Both Personal Care and Hospices Services in the State of New Mexico

Frisco, Texas (May 1, 2018) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of comprehensive home care services, today announced that it has completed the purchase of Ambercare Corporation, Inc., a provider of personal care, hospice and home health services, headquartered in Albuquerque, New Mexico. Ambercare currently serves approximately 2,600 consumers through 15 locations located across New Mexico and, for 2017, generated revenue of approximately $57 million. Addus funded the purchase price of $40.0 million (net of excess cash) through the delayed draw term loan portion of its credit facility.

Dirk Allison, President and Chief Executive Officer of Addus, commented, “We welcome the team from Ambercare, a long-time provider of high quality home care services, to Addus. We are pleased to complete this transaction, which is consistent with the central elements of our acquisition strategy. It builds on our already strong presence in New Mexico to give us market leading positions; it expands our scope of home care services in the market; and it is expected to be immediately accretive to our earnings. We are particularly excited to supplement our service offering with hospice services through this acquisition. Our management team has deep experience in the hospice industry, and we intend to continue to grow this segment of the business.

This transaction is the second large acquisition we have completed in the past 30 days. These deals reflect our growing acquisition pipeline, which we expect will continue to help us expand our market share and diversify our client base in targeted markets. With a strong financial position and substantial cash flow from operations, we believe we are well-positioned both to fund our organic growth and execute additional accretive acquisitions during 2018.”

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “will,” “continue,” “expect,” “believe” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the

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ADUS Completes Purchase of Ambercare Corporation

May 1, 2018

consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2017, which is available at www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized.

About Addus

Addus is a provider of comprehensive home care services that include, primarily, personal care services that assist with activities of daily living, as well as hospice and home health services. Addus’ consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus currently provides home care services to approximately 39,000 consumers through 156 locations across 25 states. For more information, please visit www.addus.com.

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